INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT

         Contract made as of ____________, 1997 between MITCHELL HUTCHINS PORTFOLIOS, a Delaware business trust ("Trust"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and currently has three distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios and which have been designated as the Mitchell Hutchins Growth Portfolio, Mitchell Hutchins Moderate Portfolio and Mitchell Hutchins Conservative Portfolio; and

         WHEREAS, the Trust and each Series has been organized for the purpose of investing its assets in registered open-end management investment companies or series thereof that are Underlying PaineWebber Funds and such other additional investments as may be permitted under the 1940 Act. (As used in this Contract, the term "Underlying PaineWebber Funds" shall mean investment companies that hold themselves out to investors as related companies for purposes of investment and investor services and for which Mitchell Hutchins, PaineWebber Incorporated ("PaineWebber") or any entity controlling, controlled by or under common control with Mitchell Hutchins or PaineWebber now or in the future acts as investment adviser or principal underwriter); and

         WHEREAS, the Trust desires to retain Mitchell Hutchins as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Trust and each Series as now exists and as hereafter may be established for the purpose of investing its assets in Underlying PaineWebber Funds, and Mitchell Hutchins is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints Mitchell Hutchins as investment adviser and administrator of the Trust and each Series for the period and on the terms set forth in this Contract. Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. DUTIES AS INVESTMENT ADVISER.
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         (a)  Subject  to the  supervision  of the  Trust's  Board  of  Trustees
("Board"), Mitchell Hutchins will provide a continuous investment program for each Series, including investment research and supervision of the Series' investments in accordance with the Series' investment objective, policies and

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restrictions as stated in the Trust's Registration  Statement.  (As used in this
Contract, the term "Registration Statement" shall mean the currently effective registration statement of the Trust, and any supplements thereto, under the Securities Act of 1933, as amended, and the 1940 Act.). Mitchell Hutchins shall determine from time to time what securities and other investments will be purchased, retained or sold by each Series. As part of its duties with respect to each Series:

         (i) Mitchell Hutchins shall determine the percentage of the Series' assets invested from time to time in each Underlying PaineWebber Fund selected by the Board as appropriate for that Series and set forth in the Registration Statement. The allocation of the Series' assets among the Underlying PaineWebber Funds shall be made within investment ranges established by the Board, which designate minimum and maximum percentages for each the Underlying PaineWebber Fund. Mitchell Hutchins shall allocate investments for the Series among the Underlying PaineWebber Funds and other permitted investments based on factors it considers relevant, including its outlook for the economy, financial markets and the relative performance of the Underlying PaineWebber Funds.

         (ii) Mitchell Hutchins will recommend to the Board any changes that Mitchell Hutchins considers necessary or appropriate with respect to the particular Underlying PaineWebber Funds in which the Series may invest, the percentage range of assets that the Series may invest in any one Underlying PaineWebber Fund and the percentage range of assets that the Series may invest in Underlying PaineWebber Funds that are equity funds and fixed income funds (including money market funds).

         (b) Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of each Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

         (c) Mitchell Hutchins will oversee the computation of the net asset value and the net income of each Series as described in the Registration Statement or as more frequently requested by the Board.

         3. DUTIES AS ADMINISTRATOR. Mitchell Hutchins will administer the affairs of the Trust and each Series subject to the supervision of the Board and the following understandings:

         (a) Mitchell Hutchins will supervise all aspects of the operations of the Trust and each Series, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that noting herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Series.

         (b) Mitchell Hutchins will provide the Trust and each Series with such corporate, administrative and clerical personnel (including officers of the


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Trust) and  services as are  reasonably  deemed  necessary  or  advisable by the
Board, including the maintenance of certain books and records of the Trust and each Series.

         (c) Mitchell Hutchins will arrange for the periodic preparation, updating, filing and dissemination (as applicable) of the Trust's Registration Statement, proxy materials, tax returns and required reports to each Series' shareholders and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

         (d) Mitchell Hutchins will provide the Trust and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

         (e) Mitchell Hutchins will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.

         4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Mitchell Hutchins will act in conformity with the Trust Instrument, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         5. DELEGATION OF MITCHELL HUTCHINS' DUTIES AS INVESTMENT ADVISER AND ADMINISTRATOR. With respect to any or all Series, Mitchell Hutchins may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which Mitchell Hutchins delegates to such sub-adviser or sub-administrator any or all its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all the duties and conditions to which Mitchell Hutchins is subject by Paragraphs 2, 3 and 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

         6. SERVICES NOT EXCLUSIVE. The services furnished by Mitchell Hutchins hereunder are not to be deemed exclusive and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

         7. EXPENSES.

         (a) Mitchell Hutchins will bear all expenses incurred in the operation of the Trust and each Series other than the investment advisory and administration fee payable under this Contract, the fees payable pursuant to plans adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act and


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extraordinary  expenses  (such as costs of  litigation  to which  the Trust or a
Series is a party and of indemnifying officers and Trustees of the Trust), which will be borne by the Trust or Series, as applicable. The expenses to be borne by Mitchell Hutchins include the following: (i) the cost (including brokerage commissions) of securities purchased or sold by the Series (but not any losses incurred in connection therewith); (ii) expenses of organizing the Trust and the Series; (iii) filing fees and expenses relating to the registrations and qualification of the Series' shares and the Trust under federal and/or securities laws and maintaining such registration and qualifications; (iv) fees and salaries payable to the Trust's Trustees and officers; (v) all expenses incurred in connection with the Trustees' services, including travel expenses;
(vi) taxes  (including  any income or franchise  taxes) and  governmental  fees;
(vii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (viii) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (ix) charges of custodians, transfer agents and other agents (including any lending agent); (x) costs of preparing share certificates; (xi) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xii) costs of
mailing   prospectuses  and  supplements   thereto,   statements  of  additional
information and supplements thereto, reports and proxy materials to existing shareholders; (xiii) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xiv) the cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xv) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; and
(xvi) costs of mailing, stationery and communications equipment; (xvii) expenses incident to any dividend, withdrawal or redemption options; (xviii) charges and expenses of any outside pricing service used to value portfolio securities; and
(xix) interest on borrowings of the Trust or Series.

         (b) The payment or assumption by Mitchell Hutchins of any expenses of the Trust or a Series that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of the Trust or a Series on any subsequent occasion.

         8. COMPENSATION.

         (a) For the services provided and the expenses assumed pursuant to this Contract, the Trust will pay to Mitchell Hutchins a fee with respect to each Series at the rate specified below and expressed as an annual percentage of each Series' average daily net assets, such fee to be computed daily and paid monthly:

         Mitchell Hutchins Growth Portfolio                       0.35%
         Mitchell Hutchins Moderate Portfolio                     0.35%
         Mitchell Hutchins Conservative Portfolio                 0.35%

         (b) For the services provided and the expenses assumed pursuant to this Contract with respect to any Series hereafter established, the Trust will pay to Mitchell Hutchins from the assets of such Series a fee in an amount to be agreed

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upon in a written  fee  agreement  ("Fee  Agreement")  executed  by the Trust on behalf of such Series and by Mitchell Hutchins. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Contract.

         (c) The fee shall be computed daily and paid monthly to Mitchell Hutchins on or before the first business day of the next succeeding calendar month.

         (d) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         9. LIMITATION OF LIABILITY OF MITCHELL HUTCHINS. Mitchell Hutchins and its delegates, including any Sub-Adviser or Sub-Administrator to any Series or the Trust, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to any Series or the Trust or acting with respect to any business of such Series or the Trust, to be rendering such service to or acting solely for the Series or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.

         10. DURATION AND TERMINATION.

         (a) This Contract shall become effective upon the date hereabove written provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series' outstanding voting securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of such Series.

         (c) Notwithstanding the foregoing, with respect to any Series this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Series on sixty days' written notice to Mitchell Hutchins or by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Contract with respect to


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any given Series shall in no way affect the continued  validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment.

         11. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE TRUST. The Trustees of the Trust and the shareholders of any Series shall not be liable for any obligations of any Series or the Trust under this Contract, and Mitchell Hutchins agrees that, in asserting any rights or claims under this Contract, if shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.

         12. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series' outstanding voting securities.

         13. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

         14. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "investment adviser", "net assets", "prospectus", "sale", "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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         IN WITNESS  WHEREOF,  the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.



Attest:                                MITCHELL HUTCHINS ASSET MANAGEMENT INC.



                                       By:
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Attest:                                MITCHELL HUTCHINS PORTFOLIOS



                                       By:
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